Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Rocket Pharmaceuticals, Inc. (formerly Inotek Pharmaceuticals Corporation) of our report dated March 7, 2018 relating to the consolidated financial statements of Inotek Pharmaceuticals Corporation, appearing in the Annual Report on Form 10-K of Rocket Pharmaceuticals, Inc. for the year ended December 31, 2017.

/s/ RSM US LLP

Boston, Massachusetts

March 7, 2018